UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2014

RICHFIELD OIL & GAS COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-54576	35-2407100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 South Main Street, Suite 900
Salt Lake City, UT 84111
(Address of principal executive offices)

(801) 519-8500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 9, 2014, the Board of Directors (the “Board”) of Richfield Oil & Gas Company (“we” or the “Company”) accepted the resignation of Douglas C. Hewitt Sr. as a Director, Chairman of the Board of Directors, President and Chief Executive Officer of Richfield Oil & Gas Company. A copy of Mr. Hewitt’s Resignation Letter is filed as Exhibit 17.1 hereto, and incorporated by reference herein.

Mr. Hewitt will continue to be a consultant to the Company for a period of three (3) years. On September 9, 2014, Mr. Hewitt and the Company entered into a Consulting Agreement for Mr. Hewitt to provide consulting serves for the Utah Operations. Below is a brief summary of the terms of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto, and incorporated by reference herein.

The Consulting Agreement provides that the initial term is for a period of three (3) years, unless earlier terminated by the Company or Mr. Hewitt by reason of death, disability, for “cause”, for “good reason” or otherwise. The Consulting Agreement provides for the payment of a monthly fee of $25,000 plus expenses incurred for services requested by the Company. The Consulting Agreement also provides for monthly bonus payments based upon increases in payments for monthly production from the Utah operations, actually received by the Company.

On September 9, 2014, the Board appointed Michael A Cederstrom the President and Chief Executive Officer of the Company. Mr. Cederstrom will also continue to serve as the General Counsel and Corporate Secretary of the Company, offices he has held since December 15, 2011. Mr. Cederstrom provided legal services to us as an independent contractor from March 2011 until December 15, 2011. Mr. Cederstrom served as General Counsel to Hewitt Petroleum, Inc., from May 2009 until March 2011. Mr. Cederstrom has over 32 years of experience as a corporate attorney representing businesses in various capacities, including SEC reporting and compliance. Mr. Cederstrom has represented oil and gas exploration and production companies for over 18 years in all areas, including leasing, environmental and regulatory compliance and securities matters. Mr. Cederstrom’s law practice specialized in business law, including initial organization of business entities, maintenance of the entity, employment matters and business tax matters. In 1997 Mr. Cederstrom organized and registered the shares of HEGCO Canada, Inc., on the CDNX, and served as its General Counsel and CFO from 1997 to 2002. Mr. Cederstrom has participated in the organization of a bank and registration of the bank's shares on the New York Stock Exchange, and has served on the Board of Directors of two banks and several other businesses. Mr. Cederstrom received a Bachelor of Science degree in Finance from the University of Utah and a Juris Doctorate degree from Southwestern University. While at Southwestern University, Mr. Cederstrom earned two Jurisprudence Awards for exceptional achievement in the study of Tax and Estate Planning.

The Directors of the Company will leave the position of Chairman of the Board open until a search is completed for a new Director of the Company.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

The list of exhibits in the Exhibit Index is incorporated herein by reference.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHFIELD OIL & GAS COMPANY

By:	/s/ Michael A. Cederstrom
Michael A. Cederstrom.
Chief Executive Officer

Date:	September 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

17.1	Resignation of Douglas C. Hewitt, Sr. dated September 9, 2014
10.1	Consulting Agreement between Douglas C. Hewitt Sr. and Richfield Oil & Gas Company dated September 9, 2014